SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	July 31, 2008

RHAPSODY ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	005-52203	20-4743916
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26000 Commercentre Drive, Lake Forest, CA 92630
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(949) 598-9242

825 Third Avenue, 40th Floor, New York, NY 10022

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

As disclosed under the headings “The Merger Proposal” and “The Merger Agreement” beginning at pages 49 and 74, respectively, and elsewhere in Amendment No. 4 to our Registration Statement on Form S-4 (333-150343) (“S-4”), which disclosures are incorporated herein by reference, we entered into an Agreement and Plan of Merger dated as of February 19, 2008, as amended as of May 15, 2008, among Rhapsody Acquisition Corp., a Delaware corporation (“we” or “us”), Primoris Corporation, a Nevada corporation (“Primoris”) and certain stockholders of Primoris. A copy of the merger agreement is incorporated by reference as Exhibit 2.1 to this report.

Item 2.01 of this report discusses the consummation of the merger and various other transactions and events contemplated by the merger agreement and is incorporated herein by reference. As discussed in Item 2.01, in connection with the merger, we and/or Primoris entered into a voting agreement and executive employment agreements,

Also, we entered into an escrow agreement with Brian Pratt, as representative of Primoris’s stockholders, and Continental Stock Transfer & Trust Company, as escrow agent, the form of which agreement is listed as Exhibit 10.14 to this report. The escrow agreement provides a fund for payment to us with respect to our post-closing rights to indemnification under the merger agreement for breaches of representations and warranties and covenants by Primoris and its former stockholders and foreign managers. A discussion of the escrow agreement is contained under the heading “The Merger Proposal - Indemnification of Rhapsody” beginning at page 50 of the S-4 and is incorporated herein by reference.

We entered into lock-up agreements with each of the former Primoris stockholders and foreign managers, pursuant to which those holders agreed not to sell any of the shares of our common stock that they receive as a result of the merger during the twelve-month period after the closing date of the merger. During that period, no private sales of such shares may be made unless the transferee agrees to a similar restriction. We also agreed to register for resale (effective after such twelve-month period) under the Securities Act of 1933, as amended (“Securities Act”), the shares of our common stock received by former Primoris stockholders who may be deemed “affiliates” of ours under Rule 144 of the Securities Act. The form of lock-up agreement is listed as Exhibit 10.21 to this report.

In addition, as referenced in Item 5.02 of this report, our board of directors and stockholders adopted a 2008 Long-Term Equity Incentive Plan.

Item 2.01. Completion of Acquisition or Disposition of Assets

On July 31, 2008, we completed the acquisition of Primoris pursuant to the merger agreement referenced in Item 1.01 of this report. Although we are the legal acquirer, the merger is being accounted for as a reverse acquisition in accordance with U.S. generally accepted accounting principles. Under this method of accounting, we are treated as the “acquired” company for financial reporting purposes. This determination was primarily based on Primoris comprising the ongoing operations of the combined entity and senior management of the combined company. In accordance with guidance applicable to these circumstances, the merger is considered to be a capital transaction in substance. Accordingly, for accounting purposes, the merger is being treated as the equivalent of Primoris issuing stock for our net assets, accompanied by a recapitalization. Our net assets are being stated at historical cost, with no goodwill or other intangible assets recorded. Financial operations prior to the merger will be those of Primoris.

Item 2.01(f) of Form 8-K states that if the registrant was a shell company like we were immediately before the transaction disclosed under Item 2.01 (i.e., the reverse acquisition), then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined company after the acquisition of Primoris, unless otherwise specifically indicated or the context otherwise requires.

FORM 10 INFORMATION

Item 1. Business. The disclosures under the heading “Business of Primoris” beginning at page 114 of the S-4 are incorporated herein by reference.

Item 1A. Risk Factors.

The information and disclosures included or incorporated by reference in this report contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which statements generally include the plans and objectives of management for future operations, including plans and objectives relating to our future economic performance and our current beliefs regarding revenues we might earn if we are successful in implementing our business strategies.  The forward-looking statements are based on current expectations or beliefs.  For this purpose, statements of historical fact may be deemed to be forward-looking statements.  Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, or which include words such as “continue,” “efforts,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “forecasts,” “strategy,” “will,” “goal,” “target,” “prospects,” “optimistic,” “confident” or similar expressions.  In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), on-going business strategies or prospects, and possible future company actions, which may be provided by management, are also forward-looking statements.  We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, some of which are listed below. These forward-looking statements speak only as of the date of this report. We undertake no obligation to revise or update publicly any forward-looking statement for any reason, except as otherwise required by law.

An investment in our company involves significant risks. You should carefully consider the following risk factors, together with all of the other information included in this report, before you decide whether to invest in us. If any of the following risks develop into actual events, our business, financial condition or results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you therefore may lose all or part of your investment.

Our financial and operating results may vary significantly from quarter-to-quarter, which may adversely affect the value of our common stock.

Our quarterly results may be adversely affected by:

•	Changes in our mix of customers, projects, contracts and business;

•	Regional and/or general economic conditions;

•	Variations and changes in the margins of projects performed during any particular quarter;

•	Increases in the costs to perform services caused by changing weather conditions;

•	The termination of existing agreements or contracts;

•	The budgetary spending patterns of customers;

•	Increases in construction costs that we may be unable to pass through to our customers;

•	Cost or schedule overruns on fixed-price contracts;

•	Availability of qualified labor to execute specific projects;

•	Changes in bonding requirements and bonding availability applicable to existing and new agreements;

•	Costs we incur to support growth internally or through acquisitions or otherwise;

•	The timing and volume of work under contract; and

•	Losses experienced in our operations not otherwise covered by insurance.

Accordingly, our operating results in any particular quarter may not be indicative of the results that you may expect for any other quarter or for the entire year. Such quarterly fluctuations in our financial and operating results may affect the value of our common stock.

Our business is labor intensive. It also depends on key personnel and we may not be able to operate and grow our business effectively if we lose the services of any of our key personnel or are unable to attract qualified and skilled personnel in the future. This could lead to a decrease in our overall competitiveness, resulting in an adverse affect on our business, operating results, financial condition and value of our stock.

We are dependent upon the efforts of our key personnel and our ability to retain them and hire other qualified employees. In particular, we are dependent upon the management and leadership of Brian Pratt, who is our Chief Executive Officer, as well as other members of senior management listed in the section titled “Directors and Executive Officers” The loss of any of our executive officers or other key personnel could affect our ability to run our business effectively.

Competition for senior management personnel is intense and we may not be able to retain our personnel even though we have entered into employment agreements with certain of them. The loss of any key personnel requires the remaining key personnel to divert immediate and substantial attention to seeking a replacement. An inability to find a suitable replacement for any departing executive officer on a timely basis could adversely affect our ability to operate and grow our business.

Our ability to maintain our productivity and profitability may also be limited by our ability to employ, train and retain skilled personnel necessary to meet our requirements. We may not be able to maintain an adequate skilled labor force necessary to operate efficiently and to support our growth strategy. We have from time-to time experienced shortages of certain types of qualified personnel. For example, there is a shortage of engineers, project managers, field supervisors, and other skilled workers capable of working on and supervising the construction of underground and industrial facilities, as well as providing engineering services. The supply of experienced engineers, project managers, field supervisors and other skilled workers may not be sufficient to meet current or expected demand. The commencement of new, large-scale infrastructure projects or increased demand for workers available to us, could affect our business, even if we are not awarded such projects. Labor shortages or increased labor costs could impair our ability to maintain our business or grow our revenues. If we are unable to hire employees with the requisite skills, we may also be forced to incur significant training expenses. The occurrence of any of the foregoing could have an adverse effect on our business, operating results, financial condition and value of our stock.

We may be unsuccessful at generating internal growth, which may affect our ability to expand our operations or grow our business, which may cause an adverse effect on our financial condition, results of operations and cash flows.

Our ability to generate internal growth will be affected by, among other factors, our ability to:

•	Attract new customers;

•	Increase the number of projects performed for existing customers;

•	Hire and retain qualified personnel;

•	Successfully bid for new projects; and

•	Adapt the range of services we offer to address our customers’ evolving construction needs.

In addition, our customers may reduce the number or size of projects available to us due to their inability to obtain capital. Many of the factors affecting our ability to generate internal growth may be beyond our control, and we cannot be certain that our strategies will be successful or that we will be able to generate cash flow sufficient to fund our operations and to support internal growth. If we are unsuccessful, we may not be able to achieve internal growth, expand our operations or grow our business and the failure to do so could have an adverse effect on our financial condition, results of operations and cash flow.

Demand for our services may decrease during an economic recession, and such lack of demand may adversely affect our business.

The engineering and construction industries historically have experienced cyclical fluctuations in financial results due to economic recessions, downturns in business cycles of our customers, material shortages, price increases by subcontractors, interest rate fluctuations, and other economic factors beyond our control. If the general level of economic activity deteriorates, our customers may delay or cancel upgrades, expansions, and/or maintenance and repairs to their systems. Many factors, including the financial condition of the industry, could adversely affect our customers and their willingness to fund capital expenditures in the future.

We are also dependent on the amount of work our customers outsource. In a slower economy, our customers may decide to outsource less infrastructure services, resulting in a lower demand for our services. In addition, consolidation, competition or capital constraints in the industries we serve may result in reduced spending by, or the loss of, one or more of our customers.

We derive a significant portion of our revenues from a few customers, and the loss of one or more of these customers could have significant effects on our revenues, resulting in adverse effects on our financial condition, results of operations and cash flows.

Our customer base is highly concentrated, with our top ten customers accounting for 45.1% of our revenue in 2007 and 42.2% of our revenue in 2006. Our largest customer in 2007 was Jacobs Engineering, which accounted for 10.2% of our revenue and our largest customer in 2006 was San Diego Gas & Electric, which accounted for 10.8% of our total revenue for the period. Our revenue could significantly decline if we lose one or more of our significant customers. In addition, revenues under our contracts with significant customers may vary from period-to-period depending on the timing and volume of work which such customers order in a given period and as a result of competition from the in-house service organizations of several of our customers. Reduced demand for our services or a loss of a significant customer could have an adverse effect on our financial condition, results of operations and cash flows.

Our actual cost may be greater than expected in performing our fixed-price and unit-price contracts, causing us to realize significantly lower profits on our projects, which would have an adverse effect on our financial condition, results of operations and cash flows.

We currently generate, and expect to continue to generate, a portion of our revenue and profits under fixed-price and unit-price contracts. The portion of revenue generated from fixed-price and unit-price contracts for 2007, 2006 and 2005 was 64%, 79% and 68%, respectively. For the three months ended March 31, 2008 and 2007, the portion of revenue generated from fixed-price and unit-price contracts was 63% and 77%, respectively. The portion of gross profit generated from fixed-price and unit-price contracts for 2007, 2006 and 2005 was 51%, 56% and 37%, respectively. For the three months ended March 31, 2008 and 2007, the portion of gross profit generated from fixed-price and unit-price contracts was 50% and 58%, respectively. We must estimate the costs of completing a particular project to bid for these types of contracts. The actual cost of labor and materials, however, may vary from the costs we originally estimated and we may not be successful in recouping additional costs from our customers. These variations, along with other risks inherent in performing fixed-price and unit-price contracts, may cause gross profits for a project to differ from those we originally estimated and could result in reduced profitability or losses on projects due to changes in a variety of factors such as:

•	Failure to properly estimate costs of engineering, materials, equipment or labor;

•	Unanticipated technical problems with the structures, materials or services being supplied by us, which may require that we spend our own money to remedy the problem;

•	Project modifications creating unanticipated costs;

•	Changes in the costs of equipment, materials, labor or subcontractors;

•	Our suppliers’ or subcontractors’ failure to perform;

•	Difficulties by our customers to obtain required governmental permits or approvals;

•	Changes in local laws and regulations;

•	Delays caused by local weather conditions; and

•
Exacerbation of any one or more of these factors as projects grow in size and complexity. Depending upon the size of a particular project, variations from the estimated contracts costs could have an adverse effect on our financial condition, results of operations and cash flows.

We may lose business to competitors through the competitive bidding processes, which loss of business could have an adverse effect on our financial condition, results of operations and cash flows.

We are engaged in highly competitive businesses in which customer contracts are often awarded through bidding processes based on price and the acceptance of certain risks. We compete with other general and specialty contractors, both foreign and domestic, including large international contractors and small local contractors. The strong competition in our markets requires maintaining skilled personnel, investing in technology and also puts pressure on profit margins. Because of this, we could be prevented from obtaining contracts for which we have bid due to price, greater perceived financial strength and resources of our competitors and/or perceived technology advantages.

We may pay our suppliers and subcontractors before receiving or ever receiving payment from our customers for the related services, which may adversely affect our financial condition, results of operations and cash flows.

We use subcontractors and material suppliers for portions of certain work, and our customers pay us for those related services. If we pay our suppliers and subcontractors for materials purchased and work performed for customers who fail to pay, or such customers delay in paying us for the related work or materials, we could experience a material adverse effect on our financial condition, results of operations and cash flows.

Our unionized workforce may strike or commence work stoppages, which could adversely affect our operations.

As of December 31, 2007, approximately 73% of our field labor employees were covered by collective bargaining agreements. Although the majority of these agreements prohibit strikes and work stoppages, we cannot be certain that strikes or work stoppages will not occur in the future. Strikes or work stoppages would adversely impact our relationships with our customers and could have an adverse effect on our financial condition, results of operations and cash flow.

Our business growth could outpace the capability of our internal infrastructure and may prohibit us from expanding our operations or execute our business plan, which failures may adversely affect the value of our common stock.

Our internal infrastructure may not be adequate to support our operations as they expand. To the extent that we are unable to buy or build equipment necessary for a project, either due to a lack of available funding or equipment shortages in the marketplace, we may be forced to rent equipment on a short-term basis or to find alternative ways to perform the work without the benefit of equipment ideally suited for the job, which could increase the costs of completing the project. We often bid for work knowing that we will have to rent equipment on a short-term basis and we include our assumptions of market equipment rental rates into our bid. If market rates for rental equipment increase between the time of bid submission and project execution, our margins for the project may be reduced. In addition, our equipment requires continuous maintenance, which we generally provide through our own repair facilities. If we are unable to continue to maintain the equipment in our fleet, we may be forced to obtain additional third-party repair services at a higher cost or be unable to bid on contracts.

A significant portion of our business depends on our ability to provide surety bonds and we may be unable to compete for or work on certain projects if we are not able to obtain the necessary surety bonds, which failure to capture or compete for such work could result in an adverse effect on our financial condition, results of operations and cash flows.

Our contracts frequently require that we provide to our customers payment and performance bonds. Furthermore, under standard terms in the surety market, sureties issue or continue bonds on a project-by-project basis and can decline to issue bonds at any time or require the posting of additional collateral as a condition to issuing or renewing any bonds.

Current or future market conditions, as well as changes in our sureties’ assessment of our operating and financial risk, could cause our surety providers to decline to issue or renew, or substantially reduce the amount of bonds for our work and could increase our bonding costs. These actions could be taken on short notice. If our surety providers were to limit or eliminate our access to bonding, our alternatives would include seeking bonding capacity from other sureties, finding more business that does not require bonds and posting other forms of collateral for project performance, such as letters of credit or cash. We may be unable to secure these alternatives in a timely manner, on acceptable terms, or at all. Accordingly, if we were to experience an interruption or reduction in the availability of bonding capacity, we may be unable to compete for or work on certain projects and such interruption or reduction could have an adverse effect on our financial condition, results of operations and cash flows.

Our bonding requirements may limit our ability to incur indebtedness, which would limit our ability to refinance our existing credit facilities or to execute our business plan, and potentially result in an adverse effect on our business.

Our ability to obtain surety bonds depends upon various factors including our capitalization, working capital and amount of our indebtedness. In order to help ensure that we can obtain required bonds, we may be limited in our ability to incur additional indebtedness that may be needed to refinance our existing credit facilities upon maturity and to execute our business plan. Our inability to incur additional indebtedness could have an adverse effect on our business, operating results and financial condition.

Our business may be affected by difficult work sites and environments that may adversely affect our ability to procure materials and labor, which may adversely affect our overall business.

We perform our work under a variety of conditions, including, but not limited to, difficult and hard to reach terrain, difficult site conditions and busy urban centers where delivery of materials and availability of labor may be impacted. Performing work under these conditions can slow our progress, potentially causing us to incur contractual liability to our customers. These difficult conditions may also cause us to incur additional, unanticipated costs that we might not be able to pass on to our customers.

Inability to perform our obligations under EPC contracts may lead to higher costs, which would adversely affect our business.

EPC (Engineer, Procure and Construct) contracts require us to perform a range of services for our customers, some of which we routinely subcontract to other parties. The portion of revenue generated from EPC contracts for 2007, 2006 and 2005 was 9%, 9% and 7%, respectively. For the three months ended March 31, 2008 and 2007, the portion of revenue generated from EPC contracts was 4% and 10%, respectively. The portion of gross profit generated from EPC contracts for 2007, 2006 and 2005 was 0%, 3% and 4%, respectively. For the three months ended March 31, 2008 and 2007, the portion of gross profit generated from EPC contracts was 3% and 8%, respectively. We believe that these types of contracts will become increasingly prevalent in our industry. In most instances, these contracts require completion of a project by a specific date, achievement of certain performance standards or performance of our services at certain standards of quality. If we subsequently fail to meet such dates or standards, we may be held responsible for costs resulting from such failure. Our inability to obtain the necessary material and equipment to meet a project schedule or the installation of defective material or equipment could have an adverse effect on our financial condition, results of operations and cash flows.

We require subcontractors to assist us in providing certain services and we may be unable to retain the necessary subcontractors to complete certain projects resulting in an adverse affect against our business.

We use subcontractors to perform portions of our contracts and to manage workflow, particularly for design, engineering, procurement and some foundation work. We are not dependent on any single subcontractor. However, general market conditions may limit the availability of subcontractors on which we rely to perform portions of our contracts, causing delays and increases in our costs that could have an adverse effect on our financial condition, results of operations and cash flows.

Backlog may not be realized or may not result in revenues or profits, which failure in realizing revenues or profits could result in an adverse effect on our financial condition, results of operations and cash flows.

Backlog is difficult to determine accurately and different companies within our industry may define backlog differently. We refer to “backlog” as our estimated revenue on uncompleted contracts, including the amount of revenue on contracts on which work has not begun, minus the revenue we have recognized under such contracts. We calculate backlog differently for different types of contracts. For our fixed price contracts, we include the full remaining portion of the contract in our calculation of backlog. For our unit-price, time-and-equipment, time-and-materials and cost-plus contracts, we do not include any revenue in the calculation of backlog, regardless of the duration of the contract. In addition, we work with some of our customers under master service agreements (“MSAs”). We do not include any projected revenue from MSA’s in our calculation of backlog.

Most contracts may be terminated by our customers on short notice, typically 30 to 90 days, but sometimes less. Reductions in backlog due to cancellation by a customer or for other reasons could significantly reduce the revenue and profit we actually receive from contracts in backlog. In the event of a project cancellation, we may be reimbursed for certain costs but we typically have no contractual right to the total revenues reflected in our backlog. Projects may remain in backlog for extended periods of time. Given these factors and our method of calculating backlog, our backlog at any point in time may not accurately represent the revenue that we expect to realize during any period and our backlog as of the end of a fiscal year may not be indicative of the revenue we expect to earn in the following fiscal year. Consequently, there can be no assurances as to the accuracy of our customers’ requirements or our estimates. Inability to realize revenue from our backlog could have an adverse effect on our financial condition, results of operations and cash flows.

Our use of percentage-of-completion accounting could result in a reduction or elimination of previously reported profits, which reduction or elimination may result in an adverse effect on our financial condition, results of operations and cash flows.

As discussed in our “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” and in the notes to our consolidated financial statements, our revenue is recognized on a percentage-of-completion method of accounting, using the cost-to-cost method, where revenues are estimated based on the percentage of costs incurred to date to total estimated costs. This method is used because management considers expended costs to be the best available measure of progress on these contracts. This accounting method is standard for fixed-price contracts. The percentage-of-completion accounting practice we use results in our recognizing contract revenues and earnings ratably over the contract term in proportion to our incurrence of contract costs. The earnings or losses recognized on individual contracts are based on estimates of contract revenues, costs and profitability. Contract losses are recognized in full when determined, and contract profit estimates are adjusted based upon ongoing reviews of contract profitability. Penalties are recorded when known or finalized, which generally is during the latter stages of the contract. In addition, we record adjustments to estimated costs of contracts when we believe the change in estimate is probable and the amounts can be reasonably estimated. These adjustments could result in both increases and decreases in profit margins. Actual results could differ from estimated amounts and could result in a reduction or elimination of previously recognized earnings. In certain circumstances, it is possible that such adjustments could be significant and could have an adverse effect on our financial condition, results of operations and cash flows.

Our financial results are based upon estimates and assumptions that may differ from actual results and such errors between the estimates and actual results may have an adverse effect on our financial condition, results of operations and cash flows.

In preparing our consolidated quarterly and annual financial statements in conformity with GAAP, many estimates and assumptions are used by management in determining the reported revenues and expenses recognized during the periods presented, and disclosures of contingent assets and liabilities known to exist as of the date of the financial statements. These estimates and assumptions must be made because certain information that is used in the preparation of our financial statements cannot be calculated with a high degree of precision from data available, is dependent on future events, or is not capable of being readily calculated based on generally accepted methodologies. Often times, these estimates are particularly difficult to determine and we must exercise significant judgment. Estimates may be used in our assessments of the allowance for doubtful accounts, useful lives of property and equipment, fair value assumptions in analyzing goodwill and long-lived asset impairments, self-insured claims liabilities, revenue recognition under percentage-of-completion accounting and provisions for income taxes. From time-to-time we may publicly provide earnings or other forms of guidance, which reflect our predictions about future revenue, operating costs and capital structure, among other factors. These predictions may be impacted by estimates, as well as other factors that are beyond our control and may not turn out to be correct. Actual results for all estimates could differ materially from the estimates and assumptions that we use, which could have an adverse effect on our financial condition, results of operations and cash flows.

The timing of new contracts may result in unpredictable fluctuations in our cash flow and profitability, which could adversely affect our business.

A substantial portion of our revenues are derived from project-based work that is awarded through a competitive bid process. The portion of revenue generated from the competitive bid process for 2007, 2006 and 2005 was 44%, 63% and 72%, respectively. For the three months ended March 31, 2008 and 2007, the portion of revenue generated from the competitive bid process was 43% and 78%, respectively. It is generally very difficult to predict the timing and geographic distribution of the projects that we will be awarded. The selection of, timing of or failure to obtain projects, delays in award of projects, the re-bidding or termination of projects due to budget overruns, cancellations of projects or delays in completion of contracts could result in the under-utilization of our assets and reduce our cash flows. Even if we are awarded contracts, we face additional risks that could affect whether, or when, work will begin. For example, some of our contracts are subject to financing, permitting and other contingencies that may delay or result in termination of projects. This can present difficulty in matching workforce size and equipment location with contract needs. In some cases, we may be required to bear the cost of a ready workforce and equipment that is larger than necessary, resulting in unpredictability in our cash flow, expenses and profitability. If any expected contract award or the related work release is delayed or not received, we could incur substantial costs without receipt of any corresponding revenues. Moreover, construction projects for which our services are contracted may require significant expenditures by us prior to receipt of relevant payments by a customer and may expose us to potential credit risk if such customer should encounter financial difficulties. Finally, the winding down or completion of work on significant projects that were active in previous periods will reduce our revenue and earning if such significant projects have not been replaced in the current period.

If we fail to integrate future acquisitions successfully, we may experience operational challenges and risk which may have an adverse effect on our business and results of operations.

As part of our growth strategy, we may acquire companies that expand, complement, or diversify our business. Future acquisitions may expose us to operational challenges and risks, including the diversion of management’s attention from our existing business, the failure to retain key personnel or customers of an acquired business, the assumption of unknown liabilities of the acquired business for which there are inadequate reserves and the potential impairment of acquired intangible assets. Our ability to sustain our growth and maintain our competitive position may be affected by our inability to successfully integrate any businesses acquired.

We will incur increased costs as a result of being a public company, which expenses may adversely affect our business.

As a public company, we will incur significant legal, accounting and other expenses that Primoris did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the Securities and Exchange Commission and/or The Nasdaq Stock Market, have required changes in corporate governance practices of public companies. We expect these new rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time-consuming and costly. For example, in anticipation of becoming a public company, we created additional board committees and adopted policies regarding internal controls and disclosure controls and procedures. In addition, we will incur additional costs associated with our public company reporting requirements and transitioning out of our previous reporting status as a “blank check” company. We also expect these new rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and though we cannot accurately predict the amount of additional costs we may incur, or the timing of such costs, we currently estimate that we will incur an additional $1,500,000 of annual recurring general and administrative costs for public company costs.

Our business may be materially adversely impacted by regional, national and/or global requirements to significantly limit or reduce greenhouse gas emissions in the future.

Greenhouse gases that result from human activities, including burning of fossil fuels, have been the focus of increased scientific and political scrutiny and are being subjected to various legal requirements. International agreements, national laws, state laws and various regulatory schemes limit or otherwise regulate emissions of greenhouse gases, and additional restrictions are under consideration by different governmental entities. We derive a significant amount of revenues and contract profits from engineering and construction services to clients that own and/or operate a wide range of process plants and own and/or operate electric power generating plants that generate electricity from burning natural gas or various types of solid fuels. These plants emit greenhouse gases as part of the process to generate electricity or other products. Compliance with the existing greenhouse gas regulation may prove costly or difficult. It is possible that owners and operators of existing or future process plants and electric generating plants could be subject to new or changed environmental regulations that result in significantly limiting or reducing the amounts of greenhouse gas emissions, increasing the cost of emitting such gases or requiring emissions allowances. The costs of controlling such emissions or obtaining required emissions allowances could be significant. It also is possible that necessary controls or allowances may not be available. Such regulations could negatively impact client investments in capital projects in our markets, which could negatively impact the market for our products and/or services. This could materially adversely affect our business, financial condition, results of operations and cash flows.

Our international operations expose us to legal, political and economic risks in different countries as well as currency exchange rate fluctuations that could harm our business and financial results.

During fiscal 2007, revenue attributable to services outside of the United States accounted for approximately 5% of our total revenue. This revenue is derived primarily from Ecuador and Canada. There are risks inherent in doing business internationally, including:

•	Imposition of governmental controls and changes in laws, regulations, policies, practices, tariffs and taxes;

•	Political and economic instability;

•	Changes in U.S. and other national government trade policies affecting the market for our services;

•	Potential non-compliance with a wide variety of laws and regulations, including the U.S. Foreign Corrupt Practices Act and similar non-U.S. laws and regulations; and

•	Currency exchange rate fluctuations, devaluations and other conversion restrictions.

Any of these factors could have a material adverse affect on our business, financial condition, results of operations and cash flows. We review foreign operations annually to determine the viability and outlook for those operations.

Our outstanding warrants and options may be exercised in the future, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

As of July 31, 2008, we had outstanding warrants and options to purchase an aggregate of 7,211,364 shares of common stock. To the extent such warrants or options are exercised, additional shares of our common stock will be issued, which will result in dilution to our stockholders and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares, as well as the sale of shares issued pursuant to the incentive compensation plan, in the public market could adversely affect the market price of our common stock.

The Nasdaq Global Market may delist our securities from quotation on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our common stock is currently listed on The Nasdaq Global Market. If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

We are deemed a “controlled company” within the meaning of The Nasdaq Global Market listing requirements and, as a result, are exempt from certain corporate governance requirements, which may result in reduced corporate governance protections to our stockholders.

Because Brian Pratt controls more than 50% of the voting power of our common stock, we are considered a “controlled company” for purposes of The Nasdaq Global Market listing requirements. As such, we are permitted, and have elected, to opt out of The Nasdaq Global Market listing requirements that would otherwise require our board of directors to have a majority of independent directors, our board nominations to be selected, or recommended for the board’s selection, either by a nominating committee comprised entirely of independent directors or by a majority of independent directors and our compensation committee to be comprised entirely of independent directors. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of The Nasdaq Global Market corporate governance requirements. The audit committee will be comprised entirely of independent directors.

Three of our directors are significant stockholders, which makes it possible for them to have significant influence over the outcome of all matters submitted to our stockholders for approval and which influence may be alleged to conflict with our interests and the interests of our other stockholders.

Three of our directors own an aggregate of approximately 53.5% of the outstanding shares of our common stock. On his own, with the revocable proxies that have been granted to him, Brian Pratt beneficially owns and has the power to vote approximately 75.1% of the outstanding shares of our common stock. These stockholders will have significant influence over the outcome of all matters submitted to our stockholders for approval, including the election of our directors and other corporate actions. In addition, such influence by one or more of these affiliates could have the effect of discouraging others from attempting to purchase us, take us over, and/or reducing the market price offered for our common stock in such an event.

Our rights to indemnification from Primoris’s former stockholders for damages arising out of our merger with Primoris is limited in most instances to those claims where damages exceed $1,400,000, is limited in all instances to the shares placed in escrow and is our sole remedy under the merger agreement.

In connection with our merger with Primoris, 1,807,110 of the shares of our common stock issuable to Primoris’s former stockholders and foreign managers were deposited in escrow to provide a fund for payment to us with respect to our rights to indemnification under the merger agreement for breaches of representations, warranties and covenants by Primoris. Most claims for indemnification may only be asserted by us once the damages exceed a $1,400,000 deductible and are only indemnifiable to the extent the damages exceed that amount, except that claims made with respect to representations and warranties relating to outstanding capitalization, title to Primoris shares, and certain tax and environmental matters are not subject to the deductible. Accordingly, it is possible that we will not be entitled to indemnification even if Primoris is found to have breached certain of its representations, warranties and covenants contained in the merger agreement if such breach would result in damages to us of less than $1,400,000. Also, our aggregate rights to indemnification for all claims are limited to the shares placed in escrow. Upon the later of 30 days after we file our annual report on Form 10-K for our 2008 fiscal year or July 31, 2009, 1,445,688 shares of our common stock (less any shares applied in satisfaction of, or reserved with respect to, indemnification claims made prior to such date) shall be released from escrow to the former Primoris stockholders and foreign managers. The remaining shares of common stock in escrow will be available only with respect to our rights to indemnification relating to certain tax and environmental matters. On August 1, 2011, all shares of our common stock remaining in escrow (less any shares reserved with respect to indemnification claims made prior to such date) shall be released to the former Primoris stockholders and foreign managers. Once all the shares of our common stock are released from escrow, we will have no claim for indemnity under the merger agreement. These rights to indemnity are our sole remedy with respect to claims for money damages relating to the merger and merger agreement.

Item 2. Financial Information. The “Selected Historical Financial Information” beginning at page 25 of the S-4 is incorporated herein by reference. “Primoris’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning at page 128 of the S-4 is incorporated herein by reference.

Item 3. Properties. The disclosures under the heading “Business of Primoris - Facilities” at page 124 of the S-4 are incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth information regarding the beneficial ownership of our common stock as of July 31, 2008, immediately following consummation of the merger, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our named executive officers and directors; and

•	all of our executive officers and directors as a group.

Immediately following consummation of the merger on July 31, 2008, we had 30,394,800 shares of common stock outstanding, including 447,461 shares of common stock that were voted against the merger and may ultimately be converted into cash by holders who perfect their conversion rights. Except as described in the footnotes to the table, beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and generally includes voting or investment power with respect to securities. Except as indicated below, we believe that each holder possesses sole voting and investment power with respect to all of the shares of the common stock owned by that holder, subject to community property laws where applicable. In computing the number of shares beneficially owned by a holder and the percentage ownership of that holder, shares of common stock underlying derivative securities held by that holder that are currently exercisable or convertible or are exercisable or convertible within the 60 days after the date of the table, as applicable, are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person or group. The inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership.

All 1,125,000 shares of our outstanding common stock owned by our stockholders prior to our initial public offering, including shares then held by Eric S. Rosenfeld, were placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, pursuant to an escrow agreement listed as Exhibit 10.10 to this report, as described under the heading “Certain Relationships and Related Person Transactions - Inside Stockholder Escrow” beginning at page 160 of the S-4.

A 7.5% portion of the shares of common stock that we issued in the merger with Primoris, including 7.5% of the shares shown in the table below as held by Brian Pratt and the voting group, John P. Schauerman, John M. Perisich, Alfons Theeuwes, and Arline Pratt were placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, pursuant to an escrow agreement listed as Exhibit 10.14 to this report, as referenced in Item 1.01 of this report. In addition, all shares held by former Primoris stockholders and the foreign managers of Primoris, including those referenced in the immediately preceding sentence, are subject to lock-up agreements, the form of which is listed as Exhibit 10.21 of this report, as referenced in Item 1.01 of this report.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Brian Pratt and voting group	22,820,400(2)	75.08%
John P. Schauerman	1,161,000(3)	3.82%
Eric S. Rosenfeld (4)	1,985,476(5)	6.35%
Peter J. Moerbeek (6)	--	--
Stephen C. Cook (7)	--	--
David D. Sgro (8)	21,000	*
Thomas E. Tucker (9)	--	--
John M. Perisich	108,000(10)	*
Alfons Theeuwes	351,000(11)	1.15%
Arline Pratt (12)	2,516,400(13)	8.28%
All directors and executive officers as a group (9 persons)	26,446,876	84.61%
___________

* Less than 1%.

(1)
Unless otherwise indicated, the business address of each of the individuals is 26000 Commercentre Drive, Lake Forest, California 92630. Messrs. Pratt, Schauerman, Rosenfeld, Moerbeek, Cook, Sgro and Tucker are directors of our company. Messrs. Pratt, Schauerman, Perisich and Theeuwes are executive officers of our company.

(2)
Includes 14,072,400 shares of common stock that are owned by Mr. Pratt in his name and 81,000 shares of common stock that are owned by his spouse, Barbara Pratt. In addition, Mr. Pratt has the power to vote an additional 8,667,000 shares of common stock pursuant to revocable proxies granted to him by the following group of stockholders, which proxies are revocable at any time by the grantor of each respective proxy and expire on July 31, 2011: Arline Pratt, trustee of the Pratt Family Trust and the Pratt Family Bypass Trust (see footnote 13 below); Scott E. Summers, trustee of the Scott E. Summers and Sherry L. Summers Family Trust dated August 21, 2001; John P. Schauerman (see footnote 3 below); John C. Pratt; Timothy R. Healy; Gregory N. Pratt; Alfons Theeuwes (see footnote 11 below); Donald K. Brown; Anthony L. Leggio, trustee of the Anthony L. Leggio Separate Property Trust Dated June 2, 1997; Geoff B. Pratt; Kenneth J. Borja; David J. Baker and Janice M. Baker, trustees of the Revocable Living Trust dated 12/8/1994; Darryl Oscars; Donald and Linda Trisch; John M. Perisich, trustee of the Perisich Family Trust dated July 11, 2007 (see footnote 10 below); and Combustion Automation Ltd., which entity is owned and controlled by Roger Newnham.

(3)	Power to vote the shares of common stock is held by Brian Pratt pursuant to a revocable proxy. The proxy is revocable at any time by Mr. Schauerman and expires on July 31, 2011.

(4)	The business address of Mr. Rosenfeld is 825 Third Avenue, 40th Floor, New York, New York 10022.

(5)
Includes 106,840 shares of common stock held by the Rosenfeld 1991 Children’s Trust, power to vote or dispose of which is held by Mr. Rosenfeld’s wife as sole trustee, and 863,636 shares of common stock issuable upon exercise of warrants held by Mr. Rosenfeld.

(6)	The business address of Mr. Moerbeek is 10913 Metronome Drive, Houston, Texas 77043.

(7)	The business address of Mr. Cook is 7500 San Felipe, Suite 600, Houston, Texas 77063.

(8)	The business address of Mr. Sgro is 825 Third Avenue, 40th Floor, New York, New York 10022.

(9)	The business address of Mr. Tucker is 3 Upper Newport Plaza Drive, Newport Beach, California 92660.

(10)
Power to dispose of the shares is held by Mr. Perisich as trustee of the Perisich Family Trust dated July 11, 2007. Power to vote the shares of common stock is held by Brian Pratt pursuant to a revocable proxy. The proxy is revocable at any time by Mr. Perisich and expires on July 31, 2011.

(11)	Power to vote the shares of common stock is held by Brian Pratt pursuant to a revocable proxy. The proxy is revocable at any time by Mr. Theeuwes and expires on July 31, 2011.

(12)	The business address of Ms. Pratt is 402 Fairway Drive, Bakersfield, California 93309.

(13)
Represents 2,208,600 shares of common stock held by the Pratt Family Trust and 307,800 shares of common stock held by the Pratt Family Bypass Trust. Power to dispose of the shares is held by Arline Pratt as the sole trustee of both the Pratt Family Trust and the Pratt Family Bypass Trust. Power to vote the shares of common stock is held by Brian Pratt pursuant to a revocable proxy granted by Ms. Pratt as trustee of each trust. Each proxy is revocable at any time by Ms. Pratt as trustee and expires on July 31, 2011. Upon the expiration or revocation of the proxies, power to vote the shares of common stock held by the Pratt Family Trust and the Pratt Family Bypass Trust will be held by Ms. Pratt as trustee of each trust.

Item 5. Directors and Executive Officers.

Upon consummation of the merger on July 31, 2008, our board of directors and executive officers were reconstituted as follows:

Name	Age	Position
Brian Pratt	56	Chairman of the Board, Chief Executive Officer, President and Director

John P. Schauerman	51	Chief Financial Officer and Director

Eric S. Rosenfeld	51	Director

Peter J. Moerbeek	60	Director

Stephen C. Cook	58	Director

David D. Sgro	32	Director

Thomas E. Tucker	65	Director

John M. Perisich	43	Senior Vice President, General Counsel and Secretary

Alfons Theeuwes	56	Senior Vice President of Accounting and Finance

During the three-year period following the closing, Mr. Rosenfeld will be entitled to appoint a person to be an observer at board meetings and to receive all information distributed to the board members while acting in such capacity. During such period, Mr. Rosenfeld may appoint the person then serving as observer for election to the board in place of its then-designee and the then-designee shall serve as observer for the balance of the period. Arnaud Ajdler, who was one of our directors immediately prior to the merger, is initially serving as observer. We anticipate that at some point during the term being served by David D. Sgro as a director, Mr. Ajdler will be designated to replace Mr. Sgro as a director and Mr. Sgro will thereafter serve as observer for the balance of the three-year period.

Biographical and other information regarding our directors and executive officers and the board observer is disclosed in the “The Director Election Proposal” beginning at page 98 of the S-4 and is incorporated herein by reference.

Directors Pratt, Moerbeek, Schauerman, Cook and Tucker were designees of the former Primoris stockholders, and directors Rosenfeld and Sgro were designees of Mr. Rosenfeld. Certain of the former Primoris stockholders who are parties to the merger agreement (i.e., Brian Pratt, John P. Schauerman, the Summers Trust and Timothy R. Healy) and Mr. Rosenfeld entered into a voting agreement with us at the time of closing of the merger that provides that they will each vote their shares of our common stock in favor of the election of such persons as directors of our company in specified classes in all elections prior to the annual meeting that will be held in 2011. A copy of the form of voting agreement is incorporated by reference as Exhibit 10.19 to this report.

Item 6. Executive Compensation. The disclosures under the headings “The Director Election Proposal - Compensation Committee Information,” “The Director Election Proposal - Compensation of Officers and Directors” and “The Director Election Proposal - Employment Agreements” beginning at pages 103, 104 and 106, respectively, of the S-4 are incorporated herein by reference. Copies of our executive employment agreements are incorporated by reference as Exhibits 10.15 through 10.18 to this report.

Item 7. Certain Relationships and Related Transactions, and Director Independence. The disclosures under the heading “Certain Relationships and Related Person Transactions” beginning at page 160 of the S-4 are incorporated herein by reference.

Nasdaq listing standards that became applicable to us following the merger define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, our board of directors has affirmatively determined that, upon election to our board of directors on the closing of the merger, Messrs. Moerbeek, Cook and Tucker became the independent directors of our company.

Upon the closing of the merger, a number of the former Primoris stockholders delivered revocable proxies to Brian Pratt covering their shares of our common stock (see the beneficial ownership disclosures relating to Mr. Pratt contained under the heading “Item 4. Security Ownership of Certain Beneficial Owners and Management” above in this Item 2.01 and Item 5.01 of this report). Through the ownership of his own shares and through these revocable proxies, Mr. Pratt held more than 50% of the voting power of our company immediately after the merger. As a result, we are considered a “controlled company” for purposes of Nasdaq listing requirements (a corporation of which more than 50% of the voting power is held by an individual, a group or another company). Therefore, we are not subject to Nasdaq listing requirements that would otherwise require our board of directors to have a majority of independent directors and our compensation and nominating committees to be composed entirely of independent directors. Accordingly, our stockholders do not have the same protections afforded to stockholders of companies that are subject to those Nasdaq corporate governance requirements, and the ability of our independent directors to influence our business policies and affairs is likely be substantially reduced.

Item 8. Legal Proceedings. The disclosures contained under the headings “Other Information Related to Rhapsody - Legal Proceedings” and “Business of Primoris - Legal Proceedings” contained at pages 111 and 125, respectively, of the S-4 are incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters. The disclosures contained under the heading “Price Range of Rhapsody Securities and Dividends” at page 166 of the S-4 are incorporated herein by reference. Immediately following consummation of the merger, there were approximately 55 holders of record of our common stock, six holders of record of our warrants and one holder of record of our units. We believe that the number of beneficial holders of our common stock is in excess of 400.

Effective August 4, 2008, our units, common stock and warrants that formerly were traded on the OTC Bulletin Board began trading on The Nasdaq Global Market under the symbols PRIMU, PRIM and PRIMW, respectively.

Item 10. Recent Sales of Unregistered Securities. The disclosures contained in Part II - Item 5 of our annual report on Form 10-KSB regarding sales of unregistered securities are incorporated herein by reference.

As described in our Form 10-KSB, on October 10, 2006, we consummated our initial public offering. After deducting certain underwriting discounts and commissions and offering expenses, the total net proceeds to us from the offering were $38,833,559, of which $38,028,250 was deposited into a trust fund. In addition, all of the proceeds from the simultaneous private sale of warrants were deposited into the trust fund, for a total of $39,278,250 deposited into the trust fund. The proceeds not placed in the trust fund became available to be used to pay our costs and expenses.

On July 31, 2008, the trust fund was liquidated and the proceeds ($41,299,855, including earned interest that had not been used to fund our operations prior to the merger) were distributed. Of these proceeds, $776,782 was distributed to EarlyBirdCapital, Inc. ($414,000 of deferred underwriting fees, $360,000 of investment banking fees and $2,782 of deal-related out-of-pocket expenses), $612,916 was distributed for services provided in relation to the merger transaction ($366,746 for legal, $9,600 for accounting, $42,697 for printing, $52,245 for investor relations, $13,500 for proxy solicitation, $8,128 for data services, and $120,000 for NASDAQ filing fees), $52,500 to Crescendo Advisors II LLC for monthly administrative fees in arrears, $6,580 to BDO Seidman, LLP for the review of our June 30, 2008 Form 10-QSB, $190,000 to us to pay accrued taxes and other accrued expenses for Rhapsody Acquisition Corp., and the remaining $39,661,076 to us for general corporate use.

Holders of 447,461 shares of our common stock voted against the merger with Primoris. If conversion rights are exercised with respect to all of those shares, then the holders of those shares would receive approximately $7.98 per share, or an aggregate of $3,570,739, from the funds that had been held in the trust fund.

The disclosures contained in Item 3.02 of this report are incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be Registered. The disclosures contained in our Form 8-A/12B filed with the Securities and Exchange Commission on July 31, 2008 are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers. The disclosures contained under the heading “Indemnification of Directors and Officers” beginning at page 153 of the S-4 are incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data. The financial statements contained or incorporated in Item 9.01 of this report are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure. The disclosures contained in Item 4.01 of this report are incorporated herein by reference.

Item 15. Financial Statements and Exhibits. The financial statements and exhibits listed in Item 9.01 of this report are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The description of the issuance of shares of our common stock to Primoris’s foreign managers contained in Item 5.01 of this report is incorporated herein by reference. The issuance was made pursuant to Regulation S (“Regulation S”) promulgated under the Securities Act of 1933 (“Securities Act”) as a transaction not requiring registration under Section 5 of the Securities Act. The transaction was an offshore transaction where no directed selling efforts were made in the United States and appropriate offering restrictions were implemented. The foreign managers represented their intentions to acquire the shares for investment only and not with a view to or for sale in connection with any distribution, and appropriate restrictive legends were affixed to the certificates representing the shares. The foreign managers also had adequate access, through business or other relationships, to information about us.

Item 3.03. Material Modification to Rights of Security Holders

The disclosures contained in Item 5.03 of this report are incorporated herein by reference. In addition, the common stock purchase warrants that we issued in an offering that closed simultaneously with our initial public offering in October 2006 became exercisable in accordance with their terms upon consummation of the merger. A specimen warrant certificate is listed as Exhibit 4.3 to this report.

Item 5.01. Changes in Control of Registrant

A change in control of our company occurred on July 31, 2008 in connection with the merger described in Item 2.01. The disclosures contained or incorporated by reference in Item 2.01 of this report are incorporated herein by reference.

The former Primoris stockholders received pursuant to the merger agreement, and Primoris’s foreign managers received pursuant to certain termination agreements, an aggregate of (i) 24,094,800 shares of our common stock at the closing of the merger (subject to reduction in the event of exercise of dissenter’s rights by any of the Primoris stockholders) plus (ii) the right to receive 2,500,000 shares of our common stock for each of the fiscal year ending December 31, 2008 and 2009 during which we achieve specified EBITDA (as defined in the merger agreement) milestones. Of the aggregate number of shares of our common stock issued in the merger to the holders of all issued and outstanding shares of common stock of Primoris and the foreign managers, the foreign managers received in the aggregate (a) 507,600 shares of our common stock at the closing of the merger (subject to reduction in the event of exercise of dissenter’s rights by any of the Primoris stockholders) plus (b) the right to receive 52,667 shares of our common stock for each of the fiscal years ending December 31, 2008 and 2009 during which we achieve specified EBITDA milestones. The shares of our common stock issued to the foreign managers were issued in connection with and in consideration for their entering into certain termination agreements with us and Primoris. The shares of our common stock issued to the Primoris stockholders were issued in exchange for their shares of common stock of Primoris. Of the shares we issued at the closing, 1,807,110 were placed in escrow to provide a fund to satisfy our rights to indemnification. Immediately prior to the closing of the merger, Primoris made a $48,946,661 cash distribution to its stockholders.

To our knowledge, no person or group of persons, as such terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, is in control of our company, except as described in Item 2.01 of this report under the heading “Item 4. Security Ownership of Certain Beneficial Owners and Management.” Information regarding beneficial ownership of our company prior to the change in control is included under the heading “Beneficial Ownership of Securities” beginning at page 156 of the S-4 and is incorporated herein by reference. The voting agreement entered into in connection with the merger is discussed in Item 2.01 of this report under the heading “Item 5. Directors and Executive Officers.”

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information contained in Item 2.01 of this report under the headings “Item 5. Directors and Executive Officers,” “Item 6. Executive Compensation,” “Item 7. Certain Relationships and Related Transactions, and Director Independence” and “Item 12. Indemnification of Directors and Officers” is incorporated herein by reference.

In addition, in connection with the merger, our board of directors and stockholders approved the adoption of our 2008 Long-Term Equity Incentive Plan. The incentive plan is listed as Exhibit 10.20 to this report and is described under the heading “The Incentive Compensation Plan Proposal” beginning at page 92 of the S-4, which description is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Our certificate of incorporation was amended and restated following board and stockholder approval in conjunction with the merger agreement. The amendments accomplished by the amended and restated certificate of incorporation are described under the heading “The Charter Amendment Proposals” at pages 89 to 90 of the S-4, except that we have not changed our corporate name.

Our bylaws were amended and restated by our board of directors on August 5, 2008. The substantive revisions were as follows:

•
Our amended and restated bylaws provide that a special meeting of our stockholders must be called by our corporate secretary at the request in writing by holders of not less than 10% of the total voting power of all of our outstanding securities then entitled to vote. Prior to the amendment and restatement, our bylaws required the request in writing of stockholders owning a majority in amount of our entire capital stock then entitled to vote to call a special meeting of stockholders.

•
Our amended and restated bylaws state that, if a quorum is not present or represented at any meeting of the stockholders, then either the chairperson of the meeting or the stockholders holding a majority of the shares represented at the meeting in person or by proxy shall have the power to adjourn the meeting. Our bylaws prior to amendment and restatement stated that only the stockholders holding a majority of the shares represented at the meeting in person or by proxy, but not the chairperson of the meeting, had the power to adjourn the meeting.

•
Our bylaws prior to amendment and restatement had a provision specifically providing that any transaction questioned in any stockholders’ derivative suit, or any other suit to enforce alleged rights of us or any of our stockholders, on the ground of lack of authority, defective or irregular execution, adverse interest of any director, officer or stockholder, nondisclosure, miscomputation or the application of improper principles or practices of accounting, could be approved, ratified and confirmed before or after judgment by our board of directors or by our common stock holders and, if so approved, ratified or confirmed, would have the same force and effect as if the questioned transaction had been originally duly authorized, and said approval, ratification or confirmation would be binding upon us and all of our stockholders and would constitute a bar to any claim or execution of any judgment in respect of such questioned transaction. Our amended and restated bylaws do not have such a provision.

•
The authorized number of directors under our amended and restated bylaws shall by seven until changed by resolution of our board of directors. Under our bylaws prior to amendment and restatement, the number of directors could be not less than one nor more than nine, the exact number to be fixed from time to time by our board of directors.

•
Our bylaws prior to amendment and restatement required that our board of directors hold its annual meeting immediately after our annual meeting of stockholders. There is no such requirement under our amended and restated bylaws.

•
Under our amended and restated bylaws, special meetings of our board of directors may be called by the chairman of the board, our chief executive officer, our president, our secretary or by any two directors. Our bylaws prior to amendment and restatement provided that special meetings of our board of directors could only be called by our chief executive officer or a majority of our board of directors.

•	Our amended and restated bylaws have a provision regarding approval of loans to our officers and employees. There was no similar provision under our bylaws prior to amendment and restatement.

•
Our amended and restated bylaws state that any director, or our entire board of directors, may be removed by the affirmative vote of at least a majority of our outstanding shares entitled to vote at an election of directors, but that such removal may only be for cause. Under our bylaws prior to amendment and restatement, directors could be removed with or without cause.

•
Our amended and restated bylaws provide that for director nominations or other business to be properly brought before a meeting of stockholders by a stockholder, a stockholder’s notice must be delivered to our corporate secretary:

o	In the case of an annual meeting:

▪	the close of business on the forty-fifth day before the first anniversary of the date on which we first mailed our proxy materials for our prior year’s annual meeting of stockholders;

▪
provided, however, that if the date of the meeting has changed more than thirty days from the date of our prior year’s meeting, then in order for the stockholder’s notice to be timely it must be delivered to our corporate secretary a reasonable time before we mail our proxy materials for the current year’s meeting. “Reasonable time” shall conclusively be deemed to coincide with any adjusted deadline publicly announced by us pursuant to Rule 14a-5(f) promulgated under the Securities Exchange Act of 1934, as amended, or otherwise.

o	In the case of a special meeting, the close of business on the seventh day following the day on which public announcement is first made of the date of the special meeting.

Under our bylaws prior to amendment and restatement, for director nominations or other business to be properly brought before a meeting of stockholders by a stockholder, a stockholder’s notice had to be delivered to our corporate secretary not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days’ notice or prior public disclosure of the date of the annual meeting was given or made to stockholders, notice by a stockholder, to be timely, had to be received no later than the close of business on the tenth day following the day on which the notice of the date of the annual meeting was mailed or the public disclosure was made, whichever first occurred.

Our amended and restated bylaws also modified the information required to be set forth in a stockholders notice as compared to the requirements under our bylaws prior to amendment and restatement.

•
Our amended and restated bylaws contain a provision regarding providing notice to our stockholders by means of electronic transmission. There was no similar provision under our bylaws prior to amendment and restatement.

Copies of our amended and restated certificate of incorporation and bylaws are listed as Exhibits 3.1 and 3.2 in Item 9.01(d) of this report and incorporated herein by reference.

On August 5, 2008, our board of directors approved a change in our fiscal year end from March 31 to December 31. No transition report is required to be filed because we are a former shell company that will file updated financial information through June 30, 2008 in an amendment to this report.

Item 5.06. Change in Shell Company Status

As a result of the merger described in Item 2.01, we ceased being a shell company. The disclosures contained in Item 2.01 of this report are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a)            Financial Statements of Businesses Acquired

The following financial statements of Primoris Corporation, a Nevada corporation, and its subsidiaries are included or incorporated by reference in this report:

Annual Financial Statements	Page

Report of Independent Registered Public Accounting Firm	FS-18 (*)

Consolidated Balance Sheets as of December 31, 2007 and 2006	FS-19 (*)

Consolidated Statements of Income for the Years Ended December 31, 2007, 2006 and 2005	FS-20 (*)

Consolidated Statements of Stockholders’ Equity for the Years Ended December 31, 2007, 2006 and 2005	FS-21 (*)

Consolidated Statements of Cash Flows for the Years Ended December 31, 2007, 2006 and 2005	FS-22 (*)

Notes to Financial Statements	FS-24 (*) to FS-39 (*)

Interim Financial Statements

Condensed Consolidated Balance Sheets as of June 30, 2008 (Unaudited) and December 31, 2007	(**)

Condensed Consolidated Statements of Income and Retained Earnings for the Three and Six Months Ended June 30, 2008 and 2007 (Unaudited)	(**)

Condensed Consolidated Statements of Cash Flows for the Three and Six Months Ended June 30, 2008 and 2007 (Unaudited)	(**)

Notes to Condensed Consolidated Financial Statements (Unaudited)	(**)

Condensed Consolidated Balance Sheets as of March 31, 2008 (Unaudited) and December 31, 2007	FS-2 (*)

Condensed Consolidated Statements of Income and Retained Earnings for the Three Months Ended March 31, 2008 and 2007 (Unaudited)	FS-3 (*)

Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2008 and 2007 (Unaudited)	FS-4 (*)

Notes to Condensed Consolidated Financial Statements (Unaudited)	FS-5 (*) to FS-17 (*)

(b)           Pro Forma Financial Information

The following unaudited pro forma financial information is included or incorporated by reference in this report:

Description	Page

Unaudited Pro Forma Condensed Combined Financial Information Introductory Description	81 (*)

Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2008 and Notes thereto	83 to 85 (*)

Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Months Ended March 31, 2008 and the Year Ended December 31, 2007 and Notes thereto	86 to 88 (*)

Unaudited Pro Forma Condensed Combined Financial Information Introductory Description	(**)

Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2008 and Notes thereto	(**)

Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 2008 and the Year Ended December 31, 2007 and Notes thereto	(**)

(*)	Incorporated by reference to the corresponding page contained in Amendment No. 4 to Form S-4 (Registration No. 333-150343) that we filed on July 9, 2008.

(**)	To be filed by amendment to this Form 8-K no later than 45 days after the date of filing of this report.

(c)            Shell Company Transaction

The disclosures contained in Items 9.01(a) and (b) of this report are incorporated herein by reference.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of February 19, 2008 by and among Rhapsody Acquisition Corp., Primoris Corporation and certain stockholders of Primoris Corporation (1)

3.1	Second Amended and Restated Certificate of Incorporation of Rhapsody Acquisition Corp. (6)

3.2	Amended and Restated Bylaws of Rhapsody Acquisition Corp. (*)

4.1	Specimen Unit Certificate (2)

4.2	Specimen Common Stock Certificate (2)

4.3	Specimen Warrant Certificate (3)

Exhibit No.	Description

4.4	Form of Unit Purchase Option Granted to Representative (4)

4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (3)

10.1	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Eric S. Rosenfeld (2)

10.2	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Arnaud Ajdler (2)

10.3	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Leonard B. Schlemm (2)

10.4	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Jon Bauer (2)

10.5	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Colin D. Watson (2)

10.6	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and David D. Sgro, CFA (2)

10.7	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Greg Monahan (2)

10.8	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Joel Greenblatt (2)

10.9	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (2)

10.10	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders (2)

10.11	Form of Letter Agreement between Crescendo Advisors II LLC and Registrant regarding administrative support (2)

10.12	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders (2)

10.13	Form of Subscription Agreement among the Registrant, Graubard Miller and each of Eric S. Rosenfeld, Leonard B. Schlemm, Jon Bauer, Colin D. Watson and Gotham Capital V (2)

10.14	Form of Escrow Agreement among Rhapsody Acquisition Corp., Brian Pratt, as Representative, and Continental Stock Transfer & Trust Company, as Escrow Agent (1)

10.15	Employment Agreement of Brian Pratt, dated February 19, 2008 (#) (*)

10.16	Employment Agreement of John P. Schauerman, dated February 18, 2008 (#) (*)

10.17	Employment Agreement of John M. Perisich, dated February 18, 2008 (#) (*)

10.18	Employment Agreement of Alfons Theeuwes, dated February 18, 2008 (#) (*)

Exhibit No.	Description

10.19
Form of Voting Agreement dated as of July 31, 2008 among the Registrant, Eric S. Rosenfeld, Brian Pratt, John P. Schauerman, the Scott E. Summers and Sherry L. Summers Family Trust Dated August 21, 2001, and Timothy R. Healy (*)

10.20	2008 Long-Term Equity Incentive Plan (#) (1)

10.21	Form of Lock-Up Agreement by and among Rhapsody Acquisition Corp. and the former stockholders and foreign managers of Primoris Corporation (5)

10.22	Indemnity Agreement dated 2004 by and among Primoris Corporation; ARB, Inc.; ARB Structures, Inc.; Cardinal Contractors; Onquest, Inc.; and Liberty Mutual Insurance Company (*)

10.23	Loan and Security Agreement dated as of March 22, 2007 between Primoris Corporation and LaSalle Bank National Association (*)

10.24	First Amendment to Loan and Security Agreement between Primoris Corporation and LaSalle Bank National Association (*)

10.25	Second Amendment to Loan and Security Agreement between Primoris Corporation and LaSalle Bank National Association (*)

14.1	Code of Ethics (**)

21.1	Subsidiaries of the Registrant (*)
_______________

(#)	Management contract or compensatory plan, contract or arrangement.

(*)	Filed herewith.

(**)	To be filed as an exhibit to the Registrant's Current Report on Form 8-K for August 5, 2008 and incorporated herein by reference.

(1)
Attached as an annex to the Registrant’s Registration Statement on Form S-4/A (File No. 333-150343) filed with the Securities and Exchange Commission on July 9, 2008 and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-134694) filed with the Securities and Exchange Commission on June 2, 2006 and incorporated herein by reference.

(3)
Filed as an exhibit to the Registrant’s Registration Statement on Form S-1/A (File No. 333-134694) filed with the Securities and Exchange Commission on August 28, 2006 and incorporated herein by reference.

(4)
Filed as an exhibit to the Registrant’s Registration Statement on Form S-1/A (File No. 333-134694) filed with the Securities and Exchange Commission on July 14, 2006 and incorporated herein by reference.

(5)
Filed as an exhibit to the Registrant’s Registration Statement on Form S-4 (File No. 333-150343) filed with the Securities and Exchange Commission on April 21, 2008 and incorporated herein by reference.

(6)
Filed as an exhibit to the Registrant’s Registration Statement on Form 8-A/12B (File No. 001-34145) filed with the Securities and Exchange Commission on July 31, 2008 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2008	RHAPSODY ACQUISITION CORP.

	By:	/s/ John P. Schauerman
John P. Schauerman,
Chief Financial Officer

EXHIBIT ATTACHED TO THIS FORM 8-K

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Rhapsody Acquisition Corp.

10.15	Employment Agreement of Brian Pratt, dated February 19, 2008

10.16	Employment Agreement of John P. Schauerman, dated February 18, 2008

10.17	Employment Agreement of John M. Perisich, dated February 18, 2008

10.18	Employment Agreement of Alfons Theeuwes, dated February 18, 2008

10.19
Form of Voting Agreement dated as of July 31, 2008 among the Registrant, Eric S. Rosenfeld, Brian Pratt, John P. Schauerman, the Scott E. Summers and Sherry L. Summers Family Trust Dated August 21, 2001, and Timothy R. Healy

10.22	Indemnity Agreement dated 2004 by and among Primoris Corporation; ARB, Inc.; ARB Structures, Inc.; Cardinal Contractors; Onquest, Inc.; and Liberty Mutual Insurance Company

10.23	Loan and Security Agreement dated as of March 22, 2007 between Primoris Corporation and LaSalle Bank National Association

10.24	First Amendment to Loan and Security Agreement between Primoris Corporation and LaSalle Bank National Association

10.25	Second Amendment to Loan and Security Agreement between Primoris Corporation and LaSalle Bank National Association

21.1	Subsidiaries of the Registrant